Exhibit 99.1

PRA Holdings, Inc. Announces Preliminary Results of Cash Tender Offer and Increase in Maximum Tender Amount of its 9.500% Senior Notes due 2023

RALEIGH N.C., March 3, 2016 — PRA Holdings, Inc. (“PRA Holdings”), a wholly-owned subsidiary of PRA Health Sciences, Inc. (“PRA”) (NASDAQ: PRAH), today announced the preliminary results of its previously announced cash tender offer for up to $75 million aggregate principal amount (the “Maximum Tender Amount”) of its 9.500% Senior Notes due 2023 (referred to below as the “notes”).  Approximately $225 million in aggregate principal amount of the notes is currently outstanding. As of 5:00 p.m., New York City time, on March 2, 2016 (the “Early Tender Time” and “Withdrawal Deadline”), $133,559,000 aggregate principal amount of the notes had been validly tendered and not validly withdrawn.

The tender offer is being made pursuant to an “Offer to Purchase” dated February 18, 2016, which sets forth a more comprehensive description of the terms of the offer. The table below sets forth information with respect to the notes and the tender offer.

Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Tender Offer Consideration (1)	Early Tender Payment(1)	Total Consideration(1)(2)
9.500% Senior Notes due 2023	72348W AA7 / U7230P AA6	$225.0 million	$1,080	$50	$1,130

(1)         Per $1,000 principal amount of notes tendered and accepted for purchase.

(2)         Includes the Early Tender Payment.

PRA Holdings also today announced that it has increased the Maximum Tender Amount for the notes in the tender offer from $75 million to $133,559,000. This announcement amends the Tender Offer Materials to change the “Maximum Tender Amount” to $133,559,000. PRA Holdings intends to fund the purchase of notes in the tender offer through cash on hand, borrowings under our existing senior secured revolving credit facility or alternate financings. All other terms and conditions of the tender offer described in the Offer to Purchase remain unchanged.

The tender offer is scheduled to expire at 11:59 p.m., New York City time, on March 16, 2016 (unless extended or earlier terminated, the “expiration date”). Because the Withdrawal Deadline has passed, notes tendered pursuant to the tender offer may no longer be withdrawn, except as required by law.

The Total Consideration payable for each $1,000 principal amount of notes validly tendered at or before the Early Tender Time and accepted for payment is equal to $1,130.  In addition to the Total Consideration, holders of notes accepted for payment will receive accrued and unpaid interest from the last interest payment date for the notes to, but not including, the settlement date. It is anticipated that the settlement date will be March 17, 2016.

The tender offer is expected to be fully subscribed and, as a result, it is expected that, subject to the priorities and proration rules applicable to the tender offer, only notes validly tendered and not validly withdrawn at or before the Early Tender Time will be purchased in accordance with the terms of the tender offer, and that no notes tendered after such time will be purchased in the tender offer. The tender offer is subject to proration as described in the Offer to Purchase.

PRA Holdings has retained Citigroup Global Markets Inc. to serve as dealer manager for the tender offer.  PRA Holdings has retained Global Bondholder Services Corporation to serve as the depositary and the information agent for the tender offer. Requests for documents may be directed to Global Bondholder Services Corporation by phone at (866) 794-2200 or (212) 430-3774 or in writing at 65 Broadway — Suite 404, New York, New York 10006. Questions regarding the tender offer may be directed to Citigroup Global Markets Inc. by phone at (212) 723-6106 or (800) 558-3745.

The tender offer is subject to the satisfaction of certain conditions. If any of the conditions is not satisfied, PRA Holdings is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes, in each event subject to applicable laws, and may terminate the tender offer. The tender offer is not conditioned on the tender of a minimum principal amount of notes. PRA Holdings is not soliciting consents from holders of notes in connection with the tender offer. This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The tender offer is made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal and the information in this press release is qualified by reference to the Offer to Purchase and the related Letter of Transmittal. None of PRA Holdings, the dealer manager, the depositary, the tender agent or the information agent makes any recommendations as to whether holders should tender their notes pursuant to the tender offer. Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender.

About PRA

PRA is one of the world’s leading global contract research organizations, or CROs, by revenue, providing outsourced clinical development services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes approximately 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and approximately 12,000 employees worldwide. Since 2000, PRA has performed approximately 3,300 clinical trials worldwide and has worked on more than 100 marketed drugs across several therapeutic areas. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 60 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with one of the most flexible clinical development service offerings, which includes both traditional, project-based Phase I through Phase IV services, as well as embedded and functional outsourcing services. PRA has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Contact

PRA Health Sciences, Inc.

Christine Rogers

919-786-8463

rogerschristine@prahs.com

Forward Looking Statements

This press release contains forward-looking statements that reflect, among other things, PRA’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause PRA’s actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from PRA’s expectations due to a number of factors, including without limitation, that most of PRA’s contracts may be terminated on short notice, and PRA may be unable to maintain large customer contracts or to enter into new contracts; PRA’s financial results may be adversely affected if PRA underprices its contracts, overruns its cost estimates or fails to receive approval for or experiences delays in documenting change orders; the historical indications of the relationship of PRA’s backlog to revenues may not be indicative of their future relationship; PRA may be unable to maintain its information systems or effectively update them; customer or therapeutic concentration could harm PRA’s business; PRA’s business is subject to risks associated with international operations, including economic, political and other risks, such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the market for PRA’s services may not grow as PRA expects; government regulators or PRA’s customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; PRA may be unable to successfully develop and market new services or enter new markets; PRA’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, which could also damage its reputation and cause it to lose existing business or not receive new business; PRA’s services are related to treatment of human patients, and it could face liability if a patient is harmed; PRA may be unable to successfully identify, acquire and integrate businesses, services and technologies; PRA has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect PRA’s financial condition; and other risk factors that are set forth in PRA’s filings with the Securities and Exchange Commission, including PRA’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015. PRA undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.